UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2009

CHECKPOINT SYSTEMS, INC.
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(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850	22-11257
(State of Incorporation)	(IRS Employer Identification No.)	(Commission File Number)

                                101 Wolf Drive, PO Box 188, Thorofare, New Jersey                          08086
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                                                                                       (Address of principal executive offices)                          (Zip Code)

856-848-1800
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(Registrant's telephone number, including area code)

N/A
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(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, Bernard Gremillet (Executive Vice President, Global Customer Management) notified Checkpoint Systems, Inc. (the “Company”) that he will retire on April 6, 2010.

In connection with Mr. Gremillet’s retirement, on September 2, 2009, the Company and Mr. Gremillet entered into a Confidential Termination Agreement and Release (the “Agreement”).  Under the Agreement, Mr. Gremillet will conclude his service to the Company on April 6, 2010 (the “Retirement Date”), and Mr. Gremillet will receive all earned salary and all unused earned vacation pay through the Retirement Date.  In addition, Mr. Gremillet will receive severance benefits, which include €12,500 per month for the first twelve months after the Retirement  Date and €4,167 per month for the second twelve months after the Retirement  Date, as a retainer to provide transition services (for up to 80 hours of services per month during the first twelve months after the Retirement  Date, and 25 hours per month for the second twelve months after the Retirement  Date), €100 per hour for each hour worked during the two year period following the Retirement  Date, and any MBO bonus earned in 2009.

For a period of twelve months following the Retirement Date, Mr. Gremillet may not compete with the Company or solicit or hire any employee or consultant who is employed or has been employed within the past 12 months by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKPOINT SYSTEMS, INC.

Date: September 8, 2009	By:	/s/ John R. Van Zile
Name: John R. Van Zile
Title: Senior Vice President, General Counsel and Secretary